As filed with the Securities and Exchange Commission on July 1, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SYMANTEC CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	7372	77-0181864
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

20330 Stevens Creek Blvd.

Cupertino, California 95014
(408) 517-8000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of
Registrant’s Principal Executive Offices)

John W. Thompson

Chairman and Chief Executive Officer
Symantec Corporation
20330 Stevens Creek Blvd.
Cupertino, California 95014
(408) 517-8000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With Copies to:

Daniel J. Winnike, Esq. Andrew Y. Luh, Esq. Fenwick & West LLP 801 California Street Mountain View, California 94041 (650) 988-8500	Arthur F. Courville, Esq. Senior Vice President, General Counsel and Secretary Symantec Corporation 20330 Stevens Creek Blvd. Cupertino, California 95014 (408) 517-8000	John F. Brigden, Esq. Senior Vice President, General Counsel and Secretary VERITAS Software Corporation 350 Ellis Street Mountain View, California 94043 (650) 527-8000	Richard Capelouto, Esq. Kirsten J. Jensen, Esq. Simpson Thacher & Bartlett LLP 3330 Hillview Avenue Palo Alto, California 94304 (650) 251-5000

     Approximate date of commencement of proposed sale of the securities to the public: Upon the closing of the merger described herein.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-122724

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share	Price	Registration Fee

Common stock, par value $0.01 per share(1)	3,260,180(2)	Not Applicable(3)	$79,240,595.60(3)	$9,327

(1)	Each share of common stock includes a right to purchase one eight-thousandth of a share of Series A Junior Participating Preferred Stock. The preferred stock purchase rights, which are attached to the shares of Symantec common stock being registered hereunder, will be issued for no additional consideration. Accordingly, no additional registration fee is payable.

(2)	The 3,260,180 shares of common stock being registered on this Registration Statement represent shares of common stock of the Registrant issuable pursuant to stock options and restricted stock units granted by VERITAS Software Corporation to option holders and restricted stock unit holders who will not become employees of the Registrant, which options and restricted stock units are being assumed by the Registrant pursuant to the Agreement and Plan of Reorganization among the Registrant, Carmel Acquisition Corp. and VERITAS Software Corporation. These shares are in addition to the 570,835,246 shares registered pursuant to the Registrant’s Registration Statement on Form S-4 (file no. 333-122724), and the registration fee for such shares was previously paid in connection with the registration of such shares.

(3)	Calculated solely for the purposes of computing the amount of the registration fee as follows, (i) with respect to the shares issuable under stock options being assumed, under Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options and (ii) with respect to shares issuable under restricted stock units being assumed, under Rule 457(c) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq National Market on June 27, 2005.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

      We are filing this Registration Statement with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The 3,260,180 shares of our common stock being registered on this Registration Statement represent shares of our common stock issuable pursuant to stock options and restricted stock units granted by VERITAS Software Corporation to option holders and restricted stock unit holders who will not become our employees, which options and restricted stock units are being assumed by us pursuant to the Agreement and Plan of Reorganization among us, Carmel Acquisition Corp. and VERITAS Software Corporation. The information set forth in the Registration Statement on Form S-4 filed by us with the Securities and Exchange Commission (file no. 333-122724) is incorporated by reference herein.

      We hereby certify that we have instructed our bank to transmit to the Securities and Exchange Commission a wire transfer amount of $9,327 from our account to the Securities and Exchange Commission’s account at Mellon Bank as soon as practicable but no later than July 5, 2005 and we further certify that we will not revoke such instructions.

      The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21.	Exhibits and Financial Statement Schedules

Filed or
Exhibit		Furnished
Number	Exhibit Description	Herewith

5.01	Opinion of Fenwick & West LLP.	X

8.01	Tax Opinion of Fenwick & West LLP (incorporated by reference to Exhibit 8.01 to the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

8.02	Tax Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 8.02 to the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

23.01	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.	X

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.	X

23.03	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to VERITAS.	X

23.04	Consent of Fenwick & West LLP (set forth in exhibit 5.01).	X

23.05	Consent of Fenwick & West LLP (set forth in exhibit 5.01).	X

23.06	Consent of Simpson Thacher & Bartlett LLP.	X

24.01	Power of Attorney (incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

99.04	Consent of Lehman Brothers Inc., Financial Advisor to the Board of Directors of Registrant.	X

99.05	Consent of Goldman, Sachs & Co., Financial Advisor to the Board of Directors of VERITAS.	X

99.06	Consent of Gary Bloom to be named as a director of the Registrant.	X

99.09	Opinion of Lehman Brothers Inc. (incorporated by reference to Annex B to the joint proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

99.10	Opinion of Goldman, Sachs & Co., (incorporated by reference to Annex C to the joint proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Cupertino, state of California, on June 30, 2005.

SYMANTEC CORPORATION

By:	/s/ JOHN W. THOMPSON

John W. Thompson
Chairman and Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature		Title	Date

/s/ JOHN W. THOMPSON John W. Thompson		Chairman and Chief Executive Officer (principal executive officer)	June 30, 2005

* Gregory E. Myers		Chief Financial Officer and Senior Vice President of Finance (principal financial officer and principal accounting officer)	June 30, 2005

* Tania Amochaev		Director	June 30, 2005

* William T. Coleman III		Director	June 30, 2005

* David L. Mahoney		Director	June 30, 2005

* Robert S. Miller		Director	June 30, 2005

* George Reyes		Director	June 30, 2005

* Daniel H. Schulman		Director	June 30, 2005

*By:	/s/ JOHN W. THOMPSON John W. Thompson Attorney-in-Fact

INDEX TO EXHIBITS

Filed or
Exhibit		Furnished
Number	Exhibit Description	Herewith

5.01	Opinion of Fenwick & West LLP.	X

8.01	Tax Opinion of Fenwick & West LLP (incorporated by reference to Exhibit 8.01 to the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

8.02	Tax Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 8.02 to the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

23.01	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.	X

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm, with respect to the Registrant.	X

23.03	Consent of KPMG LLP, Independent Registered Public Accounting Firm, with respect to VERITAS.	X

23.04	Consent of Fenwick & West LLP (set forth in exhibit 5.01).	X

23.05	Consent of Fenwick & West LLP (set forth in exhibit 5.01).	X

23.06	Consent of Simpson Thacher & Bartlett LLP.	X

24.01	Power of Attorney (incorporated by reference to the signature page of the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

99.04	Consent of Lehman Brothers Inc., Financial Advisor to the Board of Directors of Registrant.	X

99.05	Consent of Goldman, Sachs & Co., Financial Advisor to the Board of Directors of VERITAS.	X

99.06	Consent of Gary Bloom to be named as a director of the Registrant.	X

99.09	Opinion of Lehman Brothers Inc. (incorporated by reference to Annex B to the joint proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).

99.10	Opinion of Goldman, Sachs & Co., (incorporated by reference to Annex C to the joint proxy statement/prospectus included in the Registrant’s Registration Statement on Form S-4 (file no. 333-122724)).